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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1997, included in GeneMedicine, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration.



ARTHUR ANDERSEN LLP


The Woodlands, Texas
October 15, 1997